EXHIBIT 99.1
For Immediate Release
Local.com Reports First Quarter 2007 Financial Results
IRVINE, Calif., May 9, 2007 — Local.com Corporation (NASDAQ: LOCM), a leading local search engine, today reported its financial results for the first quarter 2007.
“Local.com experienced a sharp acceleration in growth in the first quarter, significantly outperforming our prior guidance. Our search engine marketing delivered better margins than we anticipated and nearly all of our key metrics improved. In the first quarter we closed several distribution deals, grew traffic and completed an $8 million financing,” said Heath Clarke, CEO, Local.com. “Our focus for the remainder of the year is to grow organic traffic through continued enhancements to the site and to build our sales channels in order to sell our local ad products.”
Q1 Highlights:
•	Revenues — First quarter 2007 revenue of $4.9 million was $600,000 above our mid-range guidance of $4.3 million. This represented growth of 55% over the first quarter 2006, and growth of 35% over the fourth quarter 2006.
•	Local Search — Local search revenue was $4.1 million for the first quarter of 2007, up 258% over the first quarter of 2006 and up 53% over the fourth quarter 2006.

•	National Search — Our national search revenue was $800,000 for the first quarter of 2007, which decreased from $1.0 million in the fourth quarter of 2006.
•	Net Loss — For the first quarter of 2007 our net loss of $3.1 million was approximately $400,000, or 11%, better than the best end of our guidance of $3.5 million. This represented an improvement of approximately $700,000 over the first quarter of 2006 and $100,000 over the fourth quarter of 2006. Basic and diluted net loss per share was $0.33.

The net loss includes $1.2 million, or $0.12 per share, of non-cash expenses consisting of depreciation and amortization ($510,000); stock based compensation ($491,000); and interest expense related to the convertible debenture financing ($160,000).

•	Increased Visitors — Local.com served 30 million monthly unique visitors in the first quarter compared to 24 million in the first quarter of 2006 and 26 million in the fourth quarter of 2006. The number of visits per user increased to 1.98, up from 1.9 in the fourth quarter 2006 and 1.5 in first quarter 2006.

•	Increased Monetization — Revenue per thousand visitors (RKV) was $137, up 234% from $41 in the first quarter of 2006 and up 49% from $92 RKV in the fourth quarter of 2006.

•	Signed Distribution Agreement with Idearc Media Corporation — We signed a distribution agreement that allows Idearc to place its Superpages.com® advertisers’ content on Local.com.

•	Signed Distribution Agreements — We entered into agreements with two major search companies related to the sale of our local ad products and monetization of our UK site. Further announcements related to these deals will be made upon implementation.

•	Launched Local Promote™ Basic — We introduced a new free online listing service that enables local businesses to quickly and easily target local consumers online.

•	Launched Local.com Classifieds — We integrated about 20 million classified listings onto Local.com.

•	Completed $8 Million Financing — We completed an $8 million convertible debenture financing and ended the first quarter with $10.4 million in cash and marketable securities.
Financial Guidance:
The company expects second quarter 2007 revenue of between $4.9 million and $5.1 million. We expect the mid-range of local search revenue to be approximately $4.3 million, an increase of 5% over the first quarter 2007. The company expects net loss for the second quarter 2007 to be between $3.3 million and $3.4 million, or $0.38 to $0.39 per share. The loss per share forecast assumes 9.3 million outstanding shares.
The above guidance includes non-cash expenses of $1.3 million or $0.14 per share, consisting of stock based expense of $370,000; depreciation and amortization of $510,000 and non-cash interest expense of $452,000 related to the convertible debenture financing.
The expected net loss includes a total of $710,000 of net interest expense of which $452,000 is non-cash and $258,000 is paid in cash. This expense is $447,000 greater than the amount in the first quarter 2007.
Conference Call Information
Chairman and CEO Heath Clarke, President and COO Bruce Crair and CFO Doug Norman will host a conference call today at 5:00 p.m. ET to discuss the results and outlook. Investors and analysts can participate in the call by dialing 1-888-396-2384 or 1-617-847-8711, passcode # 88268555. To listen to the webcast, or to view the press release, please visit the Investor Relations section of the Local.com website at: http://ir.local.com. A replay of the webcast will be available for 90 days at the company’s Website, starting approximately one hour after the completion of the call.
About Local.com
Local.com (NASDAQ: LOCM) is a Top 100 website attracting approximately 10 million visitors each month seeking information on local businesses, products, services, people and jobs. Powered by the company’s patent-pending Keyword DNA® and local web indexing technologies, Local.com provides users with targeted, relevant local search results, including special offers from local businesses, user reviews, local businesses’ website links, maps, driving directions and more. Businesses can advertise on Local.com with subscription, pay-per-click, banner and pay-per-call ad products. For more information visit: www.local.com.
Forward-Looking Statements
All statements other than statements of historical fact included in this document regarding our anticipated financial position, business strategy and plans and objectives of our management for future operations, are forward-looking statements. When used in this report, words such as ‘anticipate’, ‘believe’, ‘estimate’, ‘plans’, ‘expect’, ‘intend’ and similar expressions, as they relate to Local.com or our management, identify forward-looking statements. Any forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, our ability to monetize the Local.com domain, incorporate our local-search technologies, market the Local.com domain as a destination for consumers seeking local-search results, grow our business by enhancing our local-search services, expand our Advertiser and Distribution Networks, expand internationally, integrate and effectively utilize our acquisitions’ technologies, develop our products and sales, marketing, finance and administrative functions and successfully integrate our expanded infrastructure, as well as our dependence on major advertisers, competitive factors and pricing pressures, changes in legal and regulatory requirements, and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph. Unless otherwise stated, all site traffic and usage statistics are from third-party service providers engaged by the company.
Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
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Media Contacts:
Cameron Triebwasser
Local.com
949-789-5223
ctriebwasser@local.com
Dan Chmielewski
Madison Alexander PR
714-832-8716
M: 949-231-2965
dchm@madisonalexanderpr.com
Investor Relations Contact:
John Baldissera
BPC Financial Marketing
800-368-1217

LOCAL.COM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	March 31,	December 31,
	2007	2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$8,377	$3,264
Restricted cash	70	41
Marketable securities	1,979	1,972
Accounts receivable, net of allowances of $9	3,196	2,091
Prepaid financing costs	1,013	—
Prepaid expenses and other current assets	273	302

Total current assets	14,908	7,670
Property and equipment, net	1,855	2,028
Intangible assets, net	2,577	2,813
Goodwill	12,213	12,213
Long-term restricted cash	96	125
Deposits	42	42

Total assets	$31,691	$24,891

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,596	$2,851
Accrued compensation	523	328
Deferred rent	380	432
Other accrued liabilities	327	374
Notes payable	26	63
Deferred revenue	230	245

Total current liabilities	5,082	4,293
Long-term senior secured convertible notes, net of debt discount of $6,084	1,916	—

Total liabilities	6,998	4,293

Commitments and contingencies Stockholders’ equity:
Convertible preferred stock, $0.00001 par value; 10,000,000 shares authorized; none issued and outstanding for all periods presented	—	—
Common stock, $0.00001 par value; 30,000,000 shares authorized; 9,299,918 and 9,297,502 issued and outstanding, respectively	—	—
Additional paid-in capital	58,833	51,657
Accumulated comprehensive loss	(21)	(27)
Accumulated deficit	(34,119)	(31,032)

Stockholders’ equity	24,693	20,598

Total liabilities and stockholders’ equity	$31,691	$24,891

LOCAL.COM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(Unaudited)

	Three months ended
	March 31,
	2007	2006
Revenue	$4,881	$3,151

Operating expenses:
Search serving	807	1,580
Sales and marketing	4,699	2,467
General and administrative	1,333	1,804
Research and development	699	950
Amortization of intangibles	237	237

Total operating expenses	7,775	7,038

Operating loss	(2,894)	(3,887)
Interest and other income (expense)	(192)	105

Loss before income taxes	(3,086)	(3,782)
Provision for income taxes	1	1

Net loss	$(3,087)	$(3,783)

Per share data:
Basic net loss per share	$(0.33)	$(0.41)

Diluted net loss per share	$(0.33)	$(0.41)

Basic weighted average shares outstanding	9,298,281	9,211,044

Diluted weighted average shares outstanding	9,298,281	9,211,044

Supplemental consolidated statements of operations information:

	Three months ended
	March 31,
	2007	2006
Non-cash stock based compensation expense:
Sales and marketing	$120	$172
General and administrative	292	670
Research and development	79	73

Total stock-based compensation expense	$491	$915

Basic and diluted net compensation expense per share	$0.05	$0.10

Interest and other income (expense):
Interest income	$71	$108
Interest expense	(103)	(2)
Interest expense — non-cash	(160)	—
Gain on sale of fixed assets	—	15
Realized loss on sale of marketable securities	—	(16)

Total Interest and other income (expense)	$(192)	$105